SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 16, 2006

BOSTON EDISON COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-2301	04-1278810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Boylston Street

Boston, Massachusetts 02199

(Address, of principal executive offices, including zip code)

(617) 424-2000

(Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2006, Boston Edison Company (“Boston Edison Company”) completed, pursuant to an underwriting agreement with Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives for the underwriters named therein (the “Underwriting Agreement,” attached as Exhibit 99.1 hereto), the sale of $200 million aggregate principle amount of 5.75% Debentures due 2036 (the “Debentures”). The Debentures were issued under an indenture dated as of September 1, 1988, between Boston Edison Company and The Bank of New York Trust Company, N.A. (as successor to The Bank of New York, as successor to Bank of Montreal Trust Company), as trustee. The Debentures were registered under the Securities Act of 1933 (Registration Statement No. 333-111476).

The Debentures mature on March 15, 2036 and bear interest at a rate of 5.75% per annum, which is payable semi-annually on March 15 and September 15 of each year, beginning September 15, 2006. Interest on the Debentures will accrue from March 16, 2006 and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Boston Edison Company may, at its option, redeem the Debentures, in whole or in part, at any time at a redemption price equal to the greater of:

•	100% of the principal amount of the Debentures to be redeemed, plus accrued interest to the redemption date, and

•	the sum of the present values of the remaining scheduled payments of principal of and interest on the Debentures to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at an adjusted treasury rate, plus 20 basis points plus accrued interest to the redemption date.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Underwriting Agreement, dated as of March 13, 2006 among Boston Edison Company, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.

Exhibit 99.2	A form of 5.75% Debenture due March 15, 2036.

Exhibit 99.3	Opinion of Ropes & Gray LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON EDISON COMPANY

By	/s/ ROBERT J. WEAFER, JR.
Name:	Robert J. Weafer, Jr.
Title:	Vice President, Controller and Chief Accounting Officer

Date: March 17, 2006